                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF WFS FINANCIAL INC

WFS FINANCIAL AUTO LOANS 2, INC.
WFS FUNDING, INC.
WFS RECEIVABLES CORPORATION
WFS RECEIVABLES CORPORATION 3
WFS WEB INVESTMENTS